The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company

The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company

The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768

CINF-IR@cinfin.com

Media Contact: Joan O. Shevchik, 513-603-5323

Media_Inquiries@cinfin.com

Cincinnati Financial Reports Fourth-Quarter and Full-Year 2011 Results

Cincinnati, February 8, 2012 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	Fourth-quarter 2011 net income of $134 million, or 83 cents per share, compared with $126 million, or 77 cents per share, in the fourth quarter of 2010; operating income* of $139 million, or 86 cents per share, up 23 percent compared with $113 million, or 70 cents per share. Net income and operating income for the fourth quarter of 2011 benefited from property casualty insurance profits that were up by $31 million after taxes.
•	Full-year 2011 net income of $166 million, or $1.02 per share, compared with $377 million, or $2.31, in 2010. Operating income of $121 million, or 74 cents per share, down 56 percent compared with $274 million, or $1.68.
•	$211 million decrease in full-year 2011 net income reflected the after-tax net effect of two major items: $149 million decrease in the contribution from property casualty underwriting – including $165 million from higher natural catastrophe losses, and a $58 million decrease from net realized investment gains.
•	$31.16 book value per share at December 31, 2011, up 1 percent for the year and 5 percent for the quarter.
•	6.0 percent value creation ratio for the year 2011, compared with 11.1 percent for 2010.

Financial Highlights

(Dollars in millions except share data)	Three months ended December 31,			Twelve months ended December 31,
	2011	2010	Change %	2011	2010	Change %
Revenue Highlights
Earned premiums	$827	$783	6	$3,194	$3,082	4
Investment income, pre-tax	132	130	2	525	518	1
Total revenues	955	936	2	3,803	3,772	1
Income Statement Data
Net income	$134	$126	6	$166	$377	(56)
Net realized investment gains and losses	(5)	13	nm	45	103	(56)
Operating income*	$139	$113	23	$121	$274	(56)
Per Share Data (diluted)
Net income	$0.83	$0.77	8	$1.02	$2.31	(56)
Net realized investment gains and losses	(0.03)	0.07	nm	0.28	0.63	(56)
Operating income*	$0.86	$0.70	23	$0.74	$1.68	(56)

Book value				$31.16	$30.91	1
Cash dividend declared	$0.4025	$0.40	1	$1.605	$1.59	1
Weighted average shares outstanding	162,679,294	163,392,133	0	163,259,222	163,274,491	0

Insurance Operations Fourth-Quarter Highlights

•	87.6 percent fourth-quarter 2011 property casualty combined ratio and 5 percent increase in net written premiums. Full-year 2011 property casualty combined ratio at 109.2 percent, with 5 percent increase in net written premiums.
•	$103 million fourth-quarter 2011 and $437 million full-year property casualty new business written premiums, down 4 percent and up 6 percent, respectively. Agencies appointed since the beginning of 2010 increased their contribution to new business premiums by $3 million for the quarter and $31 million for the year.
•	4 cents per share contribution from life insurance operating income to fourth-quarter results, down 4 cents from 2010. Full-year 2011 contribution to operating income from life insurance was 20 cents per share, down 3 cents.

Investment and Balance Sheet Highlights

•	2 percent growth in fourth-quarter 2011 after-tax investment income. 1 percent growth on a full-year basis, driven by 5 percent higher dividends with flat pre-tax interest income.
•	3 percent full-year increase in fair value of invested assets plus cash at December 31, 2011, including fourth-quarter equity portfolio increase of 13 percent and a 1 percent decrease for the bond portfolio.
•	$1.051 billion parent company cash and marketable securities at December 31, 2011, up 1 percent from a year ago.

*	The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 13 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement (see Page 9).

CINF 4Q11 Earnings Release	1

Returning to Quarterly Underwriting Profit

Steven J. Johnston, president and chief executive officer, commented, “Fourth-quarter underwriting profits from our main business, property casualty insurance operations, rose to $98 million before taxes, the first underwriting profit for any 2011 quarter and our best result for any quarter since 2007. Strong fourth-quarter results reflected better core underwriting as well as our recently reported favorable impacts from lower catastrophe loss estimates, improving pricing trends for commercial insurance and higher securities valuations in our investment portfolio.

“Operating income of $139 million for the fourth quarter more than offset our nine-month operating loss of $18 million, leading to a full-year operating income of $121 million. While that total is roughly half of what we reported for 2010, we are pleased to be in a profit position after a year that brought us the two worst catastrophes in our company’s 60-year history.

“When those catastrophes hit, we focused on providing our affected policyholders and agents with service and value that would support our relationships and long-term perspective on business. This approach over time has helped build the financial strength and resources to absorb $402 million of pre-tax catastrophe losses in 2011 and still end the year with exceptionally strong policyholder reserves and with balance sheets that are stronger than at year-end 2010.

At December 31, 2011, our invested assets reached $11.8 billion, with total unrealized gains in the portfolio up 19 percent. Pre-tax investment income was up 1 percent for the year. Cash and marketable securities at the holding company level, which support liquidity and financial flexibility, exceeded $1 billion, up 1 percent. Book value improved to $31.16, also up 1 percent for the year. On top of that, we increased our shareholder dividend for a 51st year and repurchased shares, returning a total of $293 million, or 6 percent, of shareholders’ equity at the beginning of 2011.”

Driving Growth, Improving Profitability

“We are effectively executing on our plans to drive growth and improve profitability. Our net written and earned premiums rose for the fourth quarter and the full year in our commercial, personal and excess and surplus lines property casualty insurance segments. The 5 percent fourth-quarter increase benefited from steady retention of renewal business at improving rates. In commercial lines, which accounted for 73 percent of our 2011 property casualty premium revenues, pricing rose in the low- to mid-single-digit range for the fourth quarter. The strongest increases occurred in December, reflecting cumulative effects of the tools we have introduced to assist pricing precision and positive changes in the broader marketplace where our agents compete. We also continued to pursue price adequacy in personal lines, where we began in October to roll out homeowner increases that averaged approximately 8 percent, with lower increases for accounts with better risk characteristics.

“Pricing of new commercial business continues to be competitive, and our agents, field representatives and underwriters are applying their risk knowledge to select high quality accounts. Total property casualty new business grew 6 percent for the year, primarily due to ongoing expansion of our independent agency force, now 1,312 strong in our 39-state operating territory. For the fourth quarter, new business would have risen if not for a reduction in workers’ compensation production, where we are especially vigilant in risk selection. While industry loss ratios are deteriorating for workers’ compensation, our ratio improved 16 percentage points in 2011, and we continue to push toward profitability in this line.

“Profitable underwriting in the fourth quarter produced an 87.6 percent combined ratio for that period, bringing the full-year ratio to 109.2 percent including an unusually high 13.3 percentage points of catastrophe loss. To evaluate our core underwriting progress, we also look at the ratio without catastrophes and reinsurance reinstatement effects; on that basis, the ratio improved by 2 percentage points in 2011.

Johnston concluded, “We expect the effects of our ongoing work to improve underwriting, pricing and expense control to create further momentum, driving progress in 2012. Looking further out to 2015, we believe we are in position to create future shareholder value by partnering with our agents to profitably write as much as $5 billion of property casualty and life insurance business. As 2011 came to a close, A.M. Best Co. reviewed our position and affirmed its financial strength ratings of A+ (Superior), with a stable outlook, for our standard market property casualty insurance group and A (Excellent) for our excess and surplus lines company and our life insurance company.”

CINF 4Q11 Earnings Release	2

Consolidated Property Casualty Insurance Operations
(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2011	2010	Change %	2011	2010	Change %

Earned premiums	$785	$745	5	$3,029	$2,924	4
Fee revenues	1	1	0	4	4	0
Total revenues	786	746	5	3,033	2,928	4

Loss and loss expenses	437	455	(4)	2,335	2,015	16
Underwriting expenses	251	240	5	974	960	1
Underwriting profit (loss)	$98	$51	92	$(276)	$(47)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	55.6%	60.9%	(5.3)	77.0%	68.9%	8.1
Underwriting expenses	32.0	32.2	(0.2)	32.2	32.8	(0.6)
Combined ratio	87.6%	93.1%	(5.5)	109.2%	101.7%	7.5

			Change %			Change %
Agency renewal written premiums	$712	$648	10	$2,867	$2,692	7
Agency new business written premiums	103	107	(4)	437	414	6
Other written premiums	(55)	(33)	(67)	(206)	(143)	(44)
Net written premiums	$760	$722	5	$3,098	$2,963	5

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	65.7%	77.6%	(11.9)	73.0%	73.6%	(0.6)
Current accident year catastrophe losses	(1.9)	0.9	(2.8)	13.4	5.6	7.8
Prior accident years before catastrophe losses	(7.3)	(17.4)	10.1	(9.3)	(9.8)	0.5
Prior accident years catastrophe losses	(0.9)	(0.2)	(0.7)	(0.1)	(0.5)	0.4
Total loss and loss expenses	55.6%	60.9%	(5.3)	77.0%	68.9%	8.1

Current accident year combined ratio before catastrophe losses	97.7%	109.8%	(12.1)	105.2%	106.4%	(1.2)

•	5 percent increase for both fourth-quarter and full-year 2011 property casualty net written premiums. Full-year increase of $135 million reflects solid growth for renewal and new business premiums, partially offset by $42 million of ceded premiums to reinstate property catastrophe reinsurance coverage. Reinsurance reinstatement ceded premiums were largely responsible for the $63 million change in full-year other written premiums.
•	$23 million increase to a record-high $437 million in 2011 new business written by agencies, reflecting the contribution from new agency appointments and other growth initiatives in recent years. $31 million of the increase was from standard market property casualty new business produced by agencies appointed since the beginning of 2010.
•	1,312 agency relationships in 1,648 reporting locations marketing standard market property casualty insurance products at December 31, 2011, compared with 1,245 agency relationships in 1,544 reporting locations at year-end 2010. 133 new agency appointments were made during 2011, exceeding the initial full-year target of approximately 120.
•	5.5 percentage-point fourth-quarter 2011 combined ratio improvement primarily due to 3.5 point decline in natural catastrophe losses.
•	7.5 percentage-point rise in full-year combined ratio, driven by an 8.2 point increase in natural catastrophe losses.
•	0.6 percentage-point improvement, to 73.0 percent, for full-year 2011 ratio of accident year losses and loss expenses before catastrophes. Loss ratio benefits from improved pricing were partially offset by a 1.0 point adverse effect from reinsurance reinstatement ceded premiums.
•	8.2 and 9.4 percentage point fourth-quarter and full-year 2011 benefit from favorable prior accident year reserve development of $64 million and $285 million, compared with 17.6 percent and 10.3 percent from $131 million and $304 million of development for the same periods of 2010.
•	0.2 and 0.6 percentage-point improvement in the fourth-quarter and full-year underwriting expense ratios, reflecting expense management efforts and higher earned premiums.

CINF 4Q11 Earnings Release	3

The following table shows incurred catastrophe losses for 2011 and 2010.

(In millions, net of reinsurance)			Three months ended December 31,				Twelve months ended December 31,
			Comm.	Pers.	E&S		Comm.	Pers.	E&S
Dates	Event	Region	lines	lines	lines	Total	lines	lines	lines	Total
2011
First quarter catastrophes			$(3)	$(1)	$-	$(4)	$19	$15	$-	$34
Second quarter catastrophes			(3)	1	-	(2)	145	135	-	280
Third quarter catastrophes			(5)	(6)	-	(11)	47	20	-	67
Oct. 28 - 31	Freezing, wind	East	1	1	-	2	1	1	-	2
Nov. 30 - Dec. 2	Wind	West	2	2	-	4	2	2	-	4
All other 2011 catastrophes			(2)	(2)	-	(4)	11	8	1	20
Development on 2010 and prior catastrophes			(7)	-	-	(7)	2	(7)	-	(5)
Calendar year incurred total			$(17)	$(5)	$-	$(22)	$227	$174	$1	$402
2010
First quarter catastrophes			$-	$-	$-	$-	$8	$2	$-	$10
Second quarter catastrophes			(4)	(3)	-	(7)	46	39	1	86
Third quarter catastrophes			(1)	-	-	(1)	16	8	-	24
Oct. 4-6	Hail, wind	South	6	1	-	7	6	1	-	7
Oct. 26-28	Hail, wind,tornado	Midwest	6	4	-	10	6	4	-	10
All other 2010 catastrophes			(1)	(1)	-	(2)	19	9	-	28
Development on 2009 and prior catastrophes			-	(2)	-	(2)	(12)	(5)	-	(17)
Calendar year incurred total			$6	$(1)	$-	$5	$89	$58	$1	$148

CINF 4Q11 Earnings Release	4

Insurance Operations Highlights

Commercial Lines Insurance Operations
(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2011	2010	Change %	2011	2010	Change %

Earned premiums	$567	$546	4	$2,197	$2,154	2
Fee revenues	1	-	nm	3	2	50
Total revenues	568	546	4	2,200	2,156	2

Loss and loss expenses	284	319	(11)	1,570	1,437	9
Underwriting expenses	192	175	10	731	704	4
Underwriting profit (loss)	$92	$52	77	$(101)	$15	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	50.1%	58.5%	(8.4)	71.4%	66.7%	4.7
Underwriting expenses	33.8	32.1	1.7	33.3	32.7	0.6
Combined ratio	83.9%	90.6%	(6.7)	104.7%	99.4%	5.3

			Change %			Change %
Agency renewal written premiums	$514	$474	8	$2,063	$1,978	4
Agency new business written premiums	74	76	(3)	307	289	6
Other written premiums	(42)	(26)	(62)	(152)	(112)	(36)
Net written premiums	$546	$524	4	$2,218	$2,155	3

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	60.9%	78.5%	(17.6)	71.8%	74.5%	(2.7)
Current accident year catastrophe losses	(1.7)	1.0	(2.7)	10.3	4.7	5.6
Prior accident years before catastrophe losses	(7.9)	(21.0)	13.1	(10.8)	(11.9)	1.1
Prior accident years catastrophe losses	(1.2)	0.0	(1.2)	0.1	(0.6)	0.7
Total loss and loss expenses	50.1%	58.5%	(8.4)	71.4%	66.7%	4.7

Current accident year combined ratio before catastrophe losses	94.7%	110.6%	(15.9)	105.1%	107.2%	(2.1)

•	4 percent and 3 percent growth in fourth-quarter and full-year 2011 commercial lines net written premiums, primarily due to higher renewal written premiums, helping to offset $24 million of full-year ceded premiums to reinstate property catastrophe reinsurance.
•	$40 million and $85 million rise in fourth quarter and full-year renewal written premiums largely reflected the effects of slowly improving economic conditions on insured exposure levels plus fourth-quarter 2011 commercial lines pricing changes that increased on average in a low- to mid-single-digit range.
•	$2 million decrease in fourth-quarter new business written premiums was driven by a $3 million decrease for the workers’ compensation line of business. $18 million increase to $307 million in full-year new business written premiums with growth in every commercial line of business except workers’ compensation and specialty packages.
•	5.3 percentage-point rise in the full-year combined ratio primarily due to a 6.3 point increase in natural catastrophe losses. 6.7 percentage-point reduction in the fourth-quarter ratio primarily reflected lower current accident year losses.
•	2.7 percentage-point improvement, to 71.8 percent, for the 2011 ratio of accident year losses and loss expenses before catastrophes, primarily from better pricing.

CINF 4Q11 Earnings Release	5

Personal Lines Insurance Operations
(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2011	2010	Change %	2011	2010	Change %

Earned premiums	$199	$186	7	$762	$721	6
Fee revenues	-	1	(100)	1	2	(50)
Total revenues	199	187	6	763	723	6

Loss and loss expenses	145	130	12	723	537	35
Underwriting expenses	53	60	(12)	221	240	(8)
Underwriting profit (loss)	$1	$(3)	nm	$(181)	$(54)	(235)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	72.9%	69.9%	3.0	94.9%	74.4%	20.5
Underwriting expenses	26.6	32.0	(5.4)	29.0	33.3	(4.3)
Combined ratio	99.5%	101.9%	(2.4)	123.9%	107.7%	16.2

			Change %			Change %
Agency renewal written premiums	$185	$166	11	$755	$685	10
Agency new business written premiums	22	23	(4)	95	90	6
Other written premiums	(11)	(6)	(83)	(49)	(25)	(96)
Net written premiums	$196	$183	7	$801	$750	7

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	81.0%	77.2%	3.8	76.7%	70.4%	6.3
Current accident year catastrophe losses	(2.6)	0.5	(3.1)	23.6	8.8	14.8
Prior accident years before catastrophe losses	(5.4)	(7.0)	1.6	(4.5)	(4.1)	(0.4)
Prior accident years catastrophe losses	(0.1)	(0.8)	0.7	(0.9)	(0.7)	(0.2)
Total loss and loss expenses	72.9%	69.9%	3.0	94.9%	74.4%	20.5

Current accident year combined ratio before catastrophe losses	107.6%	109.2%	(1.6)	105.7%	103.7%	2.0

•	7 percent growth in fourth-quarter and full-year 2011 personal lines net written premiums, primarily due to increases in renewal written premiums, helping to offset $18 million of full-year ceded premiums to reinstate property catastrophe reinsurance.
•	16.2 percentage-point rise in full-year 2011 combined ratio primarily due to catastrophe losses that were 14.6 points higher. 2.4 point reduction in fourth-quarter ratio was driven by an underwriting expense ratio decrease of 5.4 points primarily due to lower commissions, including the portion based on profit-sharing agreements.
•	6.3 percentage-point rise, to 76.7 percent, for 2011 ratio of accident year losses and loss expenses before catastrophes. Loss ratio improvements from better pricing were offset by the effect of reinsurance reinstatement ceded premiums that added 1.8 points, plus higher weather-related losses not part of an industry-designated catastrophe event – including 2.3 points alone from $22 million increase in homeowner wind, hail and lightning losses. Approximately 3 points were added due to a one-time adjustment from a refined allocation process for loss expenses related primarily to salaries of claims associates.
•	4.3 percentage-point improvement in the full-year underwriting expense ratio was primarily due to lower commissions and higher first-quarter 2010 expenses from provisions for commitments and contingent liabilities.

CINF 4Q11 Earnings Release	6

Excess and Surplus Lines Insurance Operations

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2011	2010	Change %	2011	2010	Change %

Earned premiums	$19	$13	46	$70	$49	43

Loss and loss expenses	8	6	33	42	41	2
Underwriting expenses	6	5	20	22	16	38
Underwriting profit (loss)	$5	$2	150	$6	$(8)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	42.4%	39.6%	2.8	60.3%	83.7%	(23.4)
Underwriting expenses	32.4	35.7	(3.3)	31.9	31.7	0.2
Combined ratio	74.8%	75.3%	(0.5)	92.2%	115.4%	(23.2)

			Change %			Change %
Agency renewal written premiums	$13	$8	63	$49	$29	69
Agency new business written premiums	7	8	(13)	35	35	0
Other written premiums	(2)	(1)	(100)	(5)	(6)	17
Net written premiums	$18	$15	20	$79	$58	36

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	50.6%	53.6%	(3.0)	71.0%	83.8%	(12.8)
Current accident year catastrophe losses	(0.3)	(0.1)	(0.2)	2.1	1.2	0.9
Prior accident years before catastrophe losses	(7.9)	(13.9)	6.0	(12.9)	(1.3)	(11.6)
Prior accident years catastrophe losses	0.0	0.0	0.0	0.1	0.0	0.1
Total loss and loss expenses	42.4%	39.6%	2.8	60.3%	83.7%	(23.4)

Current accident year combined ratio before catastrophe losses	83.0%	89.3%	(6.3)	102.9%	115.5%	(12.6)

•	$3 million and $21 million growth in fourth-quarter and full-year 2011 excess and surplus lines net written premiums, largely due to the opportunity to renew many accounts for the first time. Growth was also from average renewal price increases in a low- to mid-single-digit range for the year with the strongest increases occurring in the fourth quarter.
•	13 percent decrease in new business written premiums for the fourth quarter and flat for the year, reflecting careful underwriting in a market that remains very competitive.
•	23.2 percentage-point combined ratio improvement for full-year 2011 reflected lower current accident year loss and loss expense ratios plus higher net favorable reserve development on prior accident years. 0.5 point reduction in fourth-quarter ratio was driven by a lower underwriting expense ratio, primarily due to higher earned premiums.

Life Insurance Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2011	2010	Change %	2011	2010	Change %

Term life insurance	$26	$24	8	$105	$96	9
Universal life insurance	8	6	33	32	35	(9)
Other life insurance, annuity, and disability income products	8	8	0	28	27	4
Earned premiums	42	38	11	165	158	4
Investment income, net of expenses	33	32	3	134	129	4
Other income	-	-	nm	2	1	100
Total revenues, excluding realized investment gains and losses	75	70	7	301	288	5
Contract holders benefits	51	41	24	189	170	11
Underwriting expenses	13	10	30	62	61	2
Total benefits and expenses	64	51	25	251	231	9
Net income before income tax and realized investment gains and losses	11	19	(42)	50	57	(12)
Income tax	4	7	(43)	18	20	(10)
Net income before realized investment gains and losses	$7	$12	(42)	$32	$37	(14)

•	$7 million or 4 percent growth in full-year 2011 earned premiums, including 9 percent for term life insurance, our largest life insurance product line. 5 percent rise in face amount of life policies in force to $77.691 billion at December 31, 2011, from $74.124 billion at year-end 2010.
•	$79 million decline to $122 million in full-year 2011 fixed annuity deposits received, slowing as planned. Cincinnati Life does not offer variable or indexed products.
•	$5 million lower full-year profit was primarily due to less favorable mortality experience that increased contract holders benefits.
•	$26 million or 3 percent full-year 2011 growth to $774 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company, after paying $25 million in dividends to The Cincinnati Insurance Company.

CINF 4Q11 Earnings Release	7

Investment and Balance Sheet Highlights

Investment Operations

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2011	2010	Change %	2011	2010	Change %
Total investment income, net of expenses, pre-tax	$132	$130	2	$525	$518	1
Investment interest credited to contract holders	(20)	(19)	(5)	(81)	(79)	(3)
Realized investment gains and losses summary:
Realized investment gains and losses	18	15	20	128	185	(31)
Change in fair value of securities with embedded derivatives	(1)	4	nm	(1)	10	nm
Other-than-temporary impairment charges	(24)	-	nm	(57)	(36)	(58)
Total realized investment gains and losses	(7)	19	nm	70	159	(56)
Investment operations profit	$105	$130	(19)	$514	$598	(14)

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2011	2010	Change %	2011	2010	Change %
Investment income:
Interest	$105	$105	0	$424	$423	0
Dividends	27	26	4	104	99	5
Other	1	1	0	4	4	0
Investment expenses	(1)	(2)	50	(7)	(8)	13
Total investment income, net of expenses, pre-tax	132	130	2	525	518	1
Income taxes	(32)	(32)	0	(129)	(126)	(2)
Total investment income, net of expenses, after-tax	$100	$98	2	$396	$392	1

Effective tax rate	24.4%	24.2%		24.6%	24.4%

Average yield pre-tax	4.7%	4.6%		4.6%	4.7%
Average yield after-tax	3.5%	3.5%		3.5%	3.5%

•	2 percent and 1 percent growth in fourth-quarter and full-year 2011 pre-tax investment income, driven by higher dividend income. Flat interest income reflected a larger bond portfolio base that offset lower bond market yields.
•	$239 million or 19 percent full-year 2011 increase in pre-tax unrealized investment portfolio gains, including $39 million in the equity portfolio. $128 million of realized gains were harvested from the investment portfolio during 2011, including $111 million from the equity portfolio.
(Dollars in millions except share data)	At December 31,	At December 31,
	2011	2010
Balance sheet data
Invested assets	$11,801	$11,508
Total assets	15,668	15,095
Short-term debt	104	49
Long-term debt	790	790
Shareholders' equity	5,055	5,032
Book value per share	31.16	30.91
Debt-to-total-capital ratio	15.0%	14.3%

•	$12.239 billion in consolidated cash and invested assets at December 31, 2011, compared with $11.893 billion at year-end.
•	$8.779 billion bond portfolio at December 31, 2011, with an average rating of A2/A. Fair value rose $396 million or 5 percent during the year 2011.
•	$2.956 billion equity portfolio was 25.0 percent of invested assets, including $794 million in pre-tax net unrealized gains at December 31, 2011. $85 million or 3 percent full-year 2011 decrease in fair value.
•	$3.747 billion of statutory surplus for the property casualty insurance group at December 31, 2011, down $30 million from $3.777 billion at year-end 2010, after declaring $180 million in dividends to the parent company. Ratio of net written premiums to property casualty statutory surplus for the 12 months ended December 31, 2011, of 0.8-to-1, unchanged from the 12 months ended December 31, 2010.
•	Value creation ratio of 6.0 percent for the year 2011 is the total of 5.2 percent from shareholder dividends plus 0.8 percent from the change in book value per share.

For additional information or to register for our conference call webcast, please visit www.cinfin.com/investors.

CINF 4Q11 Earnings Release	8

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2010 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 24.

Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
o	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
o	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
o	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities
•	Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Delays in adoption and implementation of underwriting and pricing methods that could increase our pricing accuracy, underwriting profit and competitiveness
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
o	Downgrades of the company’s financial strength ratings
o	Concerns that doing business with the company is too difficult
o	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
o	Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
o	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
o	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
o	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
o	Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
o	Increase our provision for federal income taxes due to changes in tax law
o	Increase our other expenses
o	Limit our ability to set fair, adequate and reasonable rates
o	Place us at a disadvantage in the marketplace
o	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•	Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•	Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
•	Difficulties with technology or data security breaches, including cyber attacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 4Q11 Earnings Release	9

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets (unaudited)

(In millions except per share data)	December 31,	December 31,
	2011	2010

ASSETS
Investments
Fixed maturities, at fair value (amortized cost: 2011—$8,084; 2010—$7,888)	$8,779	$8,383
Equity securities, at fair value (cost: 2011—$2,162; 2010—$2,286)	2,956	3,041
Other invested assets	66	84
Total investments	11,801	11,508
Cash and cash equivalents	438	385
Investment income receivable	119	119
Finance receivable	76	73
Premiums receivable	1,087	1,015
Reinsurance receivable	622	572
Prepaid reinsurance premiums	24	18
Deferred policy acquisition costs	510	488
Land, building and equipment, net, for company use (accumulated depreciation: 2011—$376; 2010—$352)	227	229
Other assets	93	67
Separate accounts	671	621
Total assets	$15,668	$15,095

LIABILITIES
Insurance reserves
Loss and loss expense reserves	$4,339	$4,200
Life policy reserves	2,214	2,034
Unearned premiums	1,633	1,553
Other liabilities	548	556
Deferred income tax	314	260
Note payable	104	49
Long-term debt	790	790
Separate accounts	671	621
Total liabilities	10,613	10,063

SHAREHOLDERS' EQUITY
Common stock, par value—$2 per share; (authorized: 2011—500 million shares, 2010—500 million shares; issued: 2011—196 million shares, 2010—196 million shares)	393	393
Paid-in capital	1,096	1,091
Retained earnings	3,885	3,980
Accumulated other comprehensive income	901	769
Treasury stock at cost (2011—34 million shares, 2010—34 million shares)	(1,220)	(1,201)
Total shareholders' equity	5,055	5,032
Total liabilities and shareholders' equity	$15,668	$15,095

CINF 4Q11 Earnings Release	10

Cincinnati Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010

Revenues
Earned premiums	$827	$783	$3,194	$3,082
Investment income, net of expenses	132	130	525	518
Realized investment gains and losses	(7)	19	70	159
Fee revenues	1	1	4	4
Other revenues	2	3	10	9
Total revenues	955	936	3,803	3,772

Benefits and Expenses
Insurance losses and policyholder benefits	488	494	2,524	2,180
Underwriting, acquisition and insurance expenses	264	249	1,036	1,021
Other operating expenses	3	5	13	16
Interest expense	14	14	54	54
Total benefits and expenses	769	762	3,627	3,271

Income Before Income Taxes	186	174	176	501

Provision (Benefit) for Income Taxes
Current	36	10	27	94
Deferred	16	38	(17)	30
Total provision for income taxes	52	48	10	124

Net Income	$134	$126	$166	$377

Per Common Share:
Net income—basic	$0.83	$0.78	$1.02	$2.32
Net income—diluted	$0.83	$0.77	$1.02	$2.31

CINF 4Q11 Earnings Release	11

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures

(See attached tables for 2011 reconciliations; prior-period reconciliations available at www.cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•	Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•	Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•	Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

Cincinnati Financial Corporation

Balance Sheet Reconciliation
(Dollars are per share)	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
Value creation ratio
End of period book value	$31.16	$30.91	$31.16	$30.91
Less beginning of period book value	29.54	30.80	30.91	29.25
Change in book value	1.62	0.11	0.25	1.66
Dividend declared to shareholders	0.4025	0.40	1.605	1.59
Total contribution to value creation ratio	$2.02	$0.51	$1.86	$3.25
Contribution to value creation ratio from change in book value*	5.5%	0.4%	0.8%	5.7%
Contribution to value creation ratio from dividends declared to shareholders**	1.3	1.3	5.2	5.4
Value creation ratio	6.8%	1.7%	6.0%	11.1%

*	Change in book value divided by the beginning of period book value
**	Dividend declared to shareholders divided by beginning of period book value

CINF 4Q11 Earnings Release	12

Cincinnati Financial Corporation

Net Income Reconciliation
(In millions except per share data)	Three months ended	Twelve months ended
	December 31, 2011	December 31, 2011
Net income	$134	$166
Net realized investment gains and losses	(5)	45
Operating income	139	121
Less catastrophe losses	14	(261)
Operating income before catastrophe losses	$125	$382

Diluted per share data:
Net income	$0.83	$1.02
Net realized investment gains and losses	(0.03)	0.28
Operating income	0.86	0.74
Less catastrophe losses	0.09	(1.60)
Operating income before catastrophe losses	$0.77	$2.34

Property Casualty Reconciliation
	Three months ended December 31, 2011
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$760	$546	$196	$18
Unearned premiums change	25	21	3	1
Earned premiums	$785	$567	$199	$19

Statutory ratio:
Statutory combined ratio	88.5%	83.7%	103.9%	74.2%
Contribution from catastrophe losses	(2.8)	(2.9)	(2.7)	(0.3)
Statutory combined ratio excluding catastrophe losses	91.3%	86.6%	106.6%	74.5%

Commission expense ratio	19.5%	18.9%	20.4%	26.0%
Other expense ratio	13.4	14.7	10.6	5.8
Statutory expense ratio	32.9%	33.6%	31.0%	31.8%

GAAP ratio:
GAAP combined ratio	87.6%	83.9%	99.5%	74.8%
Contribution from catastrophe losses	(2.8)	(2.9)	(2.7)	(0.3)
Prior accident years before catastrophe losses	(7.3)	(7.9)	(5.4)	(7.9)
GAAP combined ratio excluding catastrophe losses and prior years reserve development	97.7%	94.7%	107.6%	83.0%

	Twelve months ended December 31, 2011
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$3,098	$2,218	$801	$79
Unearned premiums change	(69)	(21)	(39)	(9)
Earned premiums	$3,029	$2,197	$762	$70

Statutory ratio:
Statutory combined ratio	108.9%	104.2%	124.2%	90.8%
Contribution from catastrophe losses	13.3	10.4	22.7	2.2
Statutory combined ratio excluding catastrophe losses	95.6%	93.8%	101.5%	88.6%

Commission expense ratio	18.6%	18.3%	18.6%	24.5%
Other expense ratio	13.3	14.5	10.7	6.0
Statutory expense ratio	31.9%	32.8%	29.3%	30.5%

GAAP ratio:
GAAP combined ratio	109.2%	104.7%	123.9%	92.2%
Contribution from catastrophe losses	13.3	10.4	22.7	2.2
Prior accident years before catastrophe losses	(9.3)	(10.8)	(4.5)	(12.9)
GAAP combined ratio excluding catastrophe losses and prior years reserve development	105.2%	105.1%	105.7%	102.9%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts.

CINF 4Q11 Earnings Release	13